AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                        ON APRIL 10, 1998
                    REGISTRATION NO. 333-44905
                    __________________________
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                     _______________________
                          AMENDMENT NO. 2
                                TO
                             FORM S-4
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         CLIMACHEM, INC.
      (Exact name of registrant as specified in its charter)

      Oklahoma                 6749                73-1528549
  _________________    __________________      __________________
  (State or other      (Primary Standard       (I.R.S. Employer
  jurisdiction of      Industrial Classi-      Identification No.)
  incorporation or     fication Code Number)
  organization)

                      16 SOUTH PENNSYLVANIA
                  OKLAHOMA CITY, OKLAHOMA 73107
                    TELEPHONE: (405) 235-4546
        __________________________________________________
       (Address, including zip code, and telephone number,
         including area code, of registrants' principal
                        executive offices)

        JACK E. GOLSEN                          COPY TO:
   CHIEF EXECUTIVE OFFICER               IRWIN H. STEINHORN, ESQ.
       ClimaChem, Inc.                        Conner & Winters
   16 South Pennsylvania             211 North Robinson, Suite 1700
 Oklahoma City, Oklahoma 73107        Oklahoma City, Oklahoma 73102
   Telephone: (405) 235-4546            Telephone: (405) 272-5711
______________________________
(Name, address, including zip
code, and telephone number,
including area code, of agent
for service)

                            Jurisdiction
Exact Name of Additional         of         Classification    Identification
     Registrants*           Incorporation        Number            Number
________________________    _____________   ______________    ______________
APR Corporation               Oklahoma           3585           73-1415062
CHP Corporation               Oklahoma           3585           73-1094496
Climate Master, Inc.          Delaware           3585           93-0857025
Climate Mate Inc.             Canada             3585               N/A
DSN Corporation               Oklahoma           3585           73-1456545
El Dorado Chemical Company    Oklahoma           2819           73-1456545
International Environmental
   Corporation                Oklahoma           2873           73-1183488
KOAX Corp.                    Oklahoma           3585           73-1284158
LSB Chemical Corp.            Oklahoma           3585           73-1207958
Northwest Financial
  Corporation                 Oklahoma           7392           73-1131584
Slurry Explosive
  Corporation                 Oklahoma           6749           73-1330903
The Environmental
  Group, Inc.                 Oklahoma           3585           73-1431586
The Environmental Group
  International Limited       England            3585               N/A
Total Energy Systems
  Limited(1)                 Australia           2892               N/A
T.E.S. Mining Services
  Pty. Ltd.(1)               Australia           2892               N/A
Total Energy Systems (NZ)
  Limited(1)                New Zealand         2892                N/A
Universal Tech Corporation    Oklahoma          8731            73-1364261

*Address and telephone number of principal executive offices are the same as those of ClimaChem, Inc., except as indicated below.

(1) The address and telephone number of the principal executive offices of Total Energy Systems Limited and its subsidiaries, T.E.S. Mining Services Pty. Ltd. and Total Energy Systems (NZ), Ltd., are Irvieta House, Level 9, 172 Edwards Street, Brisbane, Queensland, Australia 4000; 617-3-221-4406.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:[ ]

                 CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
                                       PROPOSED      MAXIMUM
TITLE OF EACH CLASS                    MAXIMUM      AGGREGATE       AMOUNT OF
 OF SECURITIES TO      AMOUNT TO    OFFERING PRICE   OFFERING     REGISTRATION
  BE REGISTERED      BE REGISTERED   PER UNIT(1)     PRICE(1)          FEE
__________________   _____________   _____________  ____________  ____________
10-3/4% Series B
Senior Notes due
2007............     $105,000,000         100%       $105,000,000   $31,813(3)

Guarantees of
10-3/4% Series B
Senior Notes due
2007............     $105,000,000         (2)            (2)           None

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(2)  No further fee is payable pursuant to Rule 457(n).

(3)  The registration fee was previously paid.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and each of the Guarantors (except as set forth below) are incorporated under the laws of the State of Oklahoma.
Section 1031 of the Oklahoma General Corporation Act authorizes indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Climate Master, Inc. ("CM") is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General
Corporation Law (the "Delaware Law") authorizes indemnification of CM's directors and officers under a variety of circumstances which may include liabilities under the Securities Act.

     The general effect of the foregoing is to provide that each of the domestic Registrants will indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of a particular Registrant. With respect to legal proceedings by, or in the right of, a Registrant, in which a director or officer is adjudged liable for improper performance of his duty to the Registrant or another enterprise which such person served in a similar capacity at the request of the Registrant, indemnification is limited by such provisions to that amount which is permitted by the court.

     The Environmental Group International Limited ("TEGI") is incorporated under the laws of the United Kingdom. Article 13(a) of TEGI's Articles of Association provides that every director or other officer of TEGI shall be indemnified out of the assets of TEGI against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under certain provisions of the Companies Act of 1985 in which relief is granted to him by the court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by TEGI in the execution of the duties of his office or in relation thereto; provided that Article 13 shall only have effect insofar as its provisions are not avoided by certain provisions of the Companies Act of 1985.

     Climate Mate Inc. ("CMI") is incorporated under the laws of the Province of Ontario, Canada. Section 2.08 of CM's Bylaws provides that, except as provided in the Business Corporations Act of 1982--Ontario, every director and officer of CMI, every former director and officer of CMI, and every person who acts or acted at CMI's request as a director or officer of another corporation of which CMI is, or was, a shareholder or creditor, and his heirs or legal representatives, shall at all times be indemnified and saved harmless by CMI from and against all costs, charges and expenses, including an amount paid to settle any action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of, or having been a director or officer of, CMI or such other corporation if (a) he acted honestly and in good faith with a view to the best interests of CMI, and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     Total Energy Systems Limited ("TES") and T.E.S. Mining Services Pty. Ltd. ("TES Mining") are registered under the law of Queensland, Australia. Article 26.1 of the TES Articles of Association provide that every officer, auditor or agent of TES is indemnified by the Company for all liabilities incurred by him in his capacity as, or by reason of his holding the position of, officer, auditor or agent, as the case may be, to the extent permitted by law, and such indemnity extends to any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is granted to him by the court under law. Article 38(a) of the T.E.S. Mining Articles of Association provides that no director or manager, secretary or other officer of TES Mining acting in good faith and within the scope of his duties or what he believes to be the scope of his duties shall be liable for any loss, damage or misfortune which may occur whether the same be occasioned by any mistake, error, oversight or omission on his part or not.

     Total Energy Systems (NZ) Limited ("TES (NZ") is incorporated under the laws of New Zealand. Article 11.1 of the Constitution of TES (NZ) provides that the board of TES (NZ) may cause TES (NZ) to indemnify a director and former director and former employee or employee of TES (NZ) or a related company for costs incurred by him or her in any proceeding that relates to (a) liability for any act or omission in his or her capacity as a director or employee and
(b) in which judgment is given in his or her favor or in which he or she is acquitted or which is discontinued. Article 11.1 provides further that the board may cause TES (NZ) to indemnify a director or an employee or former director or former employee of TES (NZ) or a related company in respect of (a) liability to any person other than TES (NZ) or a related company for any act or omission in his or her capacity as a director or employee; or (b) costs incurred by the director or employee in defending or settling any claim or proceeding relating to any liability under the foregoing sentence, provided that the liability is not criminal or (in the case of a director) in respect of a breach of the duty to act in good faith and in the best interests of TES (NZ) or (in the case of an employee) in respect of a breach of any fiduciary duty owed to TES (NZ) or a related company.

     LSB, the Company or a Guarantor Subsidiary maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of each Registrant may incur in such capacities.

Item 21.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

     (a) Exhibits

Exhibit No.                    Description
__________                     ___________

    1 Purchase Agreement, dated November 26, 1997, between ClimaChem, Inc. and certain subsidiaries of ClimaChem, and Wasserstein Perella Securities,
               Inc.*

    3.1        Certificate of Incorporation of ClimaChem, Inc.*

    3.2        Bylaws of ClimaChem, Inc.*

    3.3        Certificate of Incorporation of APR Corporation*

    3.4        Bylaws of APR Corporation*

    3.5        Certificate of Incorporation of CHP Corporation*

    3.6        Bylaws of CHP Corporation*

    3.7        Articles of Incorporation of Climate Master, Inc.*

    3.8        Bylaws of Climate Master, Inc.*

    3.9        Certificate of Incorporation of Climate Mate Inc.*

    3.10       Bylaws of Climate Mate Inc.*

    3.11       Certificate of Incorporation of DSN Corporation*

    3.12       Bylaws of DSN Corporation*

    3.13       Certificate of Incorporation of El Dorado Chemical
               Company*

    3.14       Bylaws of El Dorado Chemical Company*

    3.15       Certificate of Incorporation of International
               Environmental Corporation*

                              II-2

Exhibit No.                   Description
___________                   ___________

    3.16       Bylaws of International Environmental Corporation*

    3.17       Certificate of Incorporation of KOAX Corp.*

    3.18       Bylaws of KOAX Corp.*

    3.19       Certificate of Incorporation of LSB Chemical Corp.*

    3.20       Bylaws of LSB Chemical Corp.*

    3.21       Certificate of Incorporation of Northwest Financial
               Corporation*

    3.22       Bylaws of Northwest Financial Corporation*

    3.23       Certificate of Incorporation of Slurry Explosive
               Corporation*

    3.24       Bylaws of Slurry Explosive Corporation*

    3.25       Certificate of Incorporation of The Environmental
               Group, Inc.*

    3.26       Bylaws of The Environmental Group, Inc.*

    3.27       Memorandum and Articles of Association of The
               Environmental Group International Ltd.*

    3.28       Certificate of Incorporation and Memorandum and
               Articles of Association of T.E.S. Mining Services
               Pty. Ltd.*

    3.29       Certificate of Incorporation and Constitution of
               Total Energy Systems (NZ) Limited*

    3.30       Memorandum of Association of Total Energy Systems
               Limited*

    3.31       Certificate of Incorporation of Universal Tech
               Corporation*

    3.32       Bylaws of Universal Tech Corporation*

    4.1 Indenture, dated as of November 26, 1997, by and among ClimaChem, Inc., the Subsidiary Guarantors and Bank One, NA, as trustee, is incorporated by reference from Exhibit 4.1 to LSB Industries,
               Inc.'s Form 8-K, dated November 26, 1997.*

    4.2        Registration Rights Agreement, dated as of
               November 26, 1997, by and among ClimaChem, Inc., the Guarantors, and the Initial Purchaser, is incorporated by reference from Exhibit 4.2 to LSB
               Industries, Inc.'s Form 8-K, dated November 26,
               1997.*

    4.3        Form of 10 3/4% Senior Notes due 2007 and 10-3/4%
               Series B Senior Notes due 2007 (included in Exhibit
               4.1 as Exhibit A)*

    5.1        Opinion of Conner & Winters, A Professional Corporation**

    5.2        Opinion of Gilbert, Segall & Young, LLP**

    5.3        Opinion of Corrs Chambers Westgarth**

    5.4        Opinion of McLean & Kerr**

    5.5        Opinion of Clyde & Co.**

    5.6        Opinion of Bell Gully Buddle Weir**

    8.1 Opinion of Conner & Winters with respect to certain tax matters (included in Exhibit 5.1)**

    10.1       Promissory Note, dated November 26, 1997, executed by LSB
               Industries, Inc. in favor of ClimaChem, Inc.*

                                II-3
Exhibit No.                    Description
___________                    ___________

    10.2       Amended and Restated Loan and Security Agreement, dated
               November 21, 1997, by and between BankAmerica Business
               Credit, Inc. and Climate Master, Inc., International
               Environmental Corporation, El Dorado Chemical Company, and Slurry Explosive Corporation.*

    10.3       Continuing Guaranty, dated November 21, 1997, between
               ClimaChem, Inc. and BankAmerica Business Credit, Inc.*

    10.4       Services Agreement, dated November 21, 1997, between LSB
               Industries, Inc. and ClimaChem, Inc.*

    10.5       Management Agreement, dated November 21, 1997, between
               LSB Industries, Inc. and ClimaChem, Inc.*

    10.6       Tax Sharing Agreement, dated November 21, 1997, between
               LSB Industries, Inc. and ClimaChem, Inc.*

    10.7 Agreement for Purchase and Sale of Anhydrous Ammonia, dated as of January 1, 1997, between El Dorado Chemical
               Company and Farmland Industries, Inc. is incorporated by reference from Exhibit 10.10 to LSB Industries, Inc.'s
               Form 10-K for the fiscal year ended December 31, 1996.*

    10.8       Lease Agreement, dated November 12, 1987, between Climate
               Master, Inc. and West Point Company and amendments thereto is incorporated by reference from Exhibits 10.32, 10.36, and 10.37 to LSB Industries, Inc.'s Form 10-K for the fiscal year ended December 31, 1988.*

    10.9       Severance Agreement, dated January 17, 1989, between LSB
               Industries, Inc. and Jack E. Golsen, is incorporated by reference from Exhibit 10.48 to LSB Industries, Inc.'s
               Form 10-K for the fiscal year ended December 31, 1988.
               LSB Industries, Inc. also entered into identical agreements with Tony M. Shelby, David R. Goss, Barry H.
               Golsen, David M. Shear, and Jim D. Jones, and the Company will provide copies thereof to the Commission upon request.*

   10.10       Employment Agreement and Amendment to Severance
               Agreement, dated January 12, 1989, between LSB
               Industries, Inc. and Jack E. Golsen, dated March 21,
               1996, is incorporated by reference from Exhibit 10.15 to LSB Industries, Inc.'s Form 10-K for the fiscal year ended December 31, 1995.*

   10.11       Processing Agreement, dated January 1, 1994, between
               Monsanto Company and El Dorado Chemical Company is incorporated by reference from Exhibit 10.22 to LSB
               Industries, Inc.'s Form 10-K for the fiscal year ended
               December 31, 1994.*

   10.12       Loan and Security Agreement (DSN Plant), dated
               October 31, 1994, between DSN Corporation and The CIT
               Group/Equipment Financing, Inc. is incorporated by reference from Exhibit 10.1 to LSB Industries, Inc.'s
               Form 10-Q for the fiscal quarter ended September 30, 1994.*

   10.13       First Amendment to Loan and Security Agreement (DSN
               Plant), dated June 1, 1995, between DSN Corporation and
               The CIT Group/Equipment Financing, Inc.*

   10.14       Loan and Security Agreement (Mixed Acid Plant), dated
               April 5, 1995, between DSN Corporation and The CIT
               Group/Equipment Financing, Inc. is incorporated by reference from Exhibit 10.25 to LSB Industries, Inc.'s
               Form 10-K for the fiscal year ended December 31, 1994.*

   10.15       First Amendment to Loan and Security Agreement (Mixed
               Acid Plant), dated November 15, 1995, between DSN
               Corporation and The CIT Group/Equipment Financing, Inc.*

   10.16       Loan and Security Agreement (Rail Tank Cars), dated
               November 15, 1995, between DSN Corporation and The CIT
               Group/Equipment Financing, Inc.*

   10.17       First Amendment to Loan and Security Agreement (Rail Tank
               Cars), dated November 15, 1995, between DSN Corporation and the CIT Group/Equipment Financing, Inc.*


                               II-4

Exhibit No.                    Description
___________                    ___________

   10.18       Letter amendment, dated May 14, 1997, to Loan and
               Security Agreement between DSN Corporation and The CIT
               Group/Equipment Financing, Inc. is incorporated by reference from Exhibit 10.1 to LSB Industries, Inc.'s
               Form 10-Q for the fiscal quarter ended March 31, 1997.*

   10.19       Amendment to Loan and Security Agreement, dated
               November 21, 1997, between DSN Corporation and The CIT
               Group/Equipment Financing, Inc.*

   10.20       Guaranty Agreement, dated November 21, 1997, executed by
               ClimaChem, Inc. in favor of The CIT Group/Equipment
               Financing, Inc.*

   10.21       Promissory Note, dated July 14, 1989, from Climate
               Master, Inc. to Oklahoma County Finance Authority*

   10.22       Extension of Maturity on Promissory Note, dated
               February 7, 1997, relating to the Promissory Note, dated
               July 14, 1989, from Climate Master, Inc. to Oklahoma
               County Finance Authority*

   10.23       Mortgage of Tenant's Interest in Lease, dated July 1,
               1989, executed by Climate Master, Inc. in favor of the Oklahoma County Finance Authority*

   10.24       Project Loan Agreement, dated July 1, 1989, between
               Climate Master, Inc., and the Oklahoma County Finance
               Authority*

   10.25       Hire-Purchase Agreement, dated November 21, 1994, between
               Total Energy Systems Limited and Toyota Finance Australia
               Limited*

   10.26       Lease Agreement, dated October 25, 1996, between Total
               Energy Systems Limited and Sanwa Australia Finance
               Limited. Total Energy Systems Limited has entered into a second Lease Agreement which is substantially identical, copies of which will be provided to the Commission upon request.*

   10.27       Master Lease Agreement, dated October 10, 1995, between
               Total Energy Systems (NZ) Limited and GE Capital (NZ)
               Limited*

   10.28       Master Lease Agreement, dated December 15, 1994, between
               Total Energy Systems Limited and KE Financial Corporation
               Limited*

   10.29 Land Lease, dated March 1, 1995, between DSN Corporation and Koch Sulphur Products Company*

   10.30       Promissory Note, dated June 2, 1997, executed by
               International Environmental Corporation in favor of ORIX
               Credit Alliance, Inc.*

   10.31       Security Agreement-Mortgage on Goods and Chattels dated
               April 18, 1997, executed by International Environmental
               Corporation in favor of ORIX Credit Alliance, Inc.*

   10.32       Lease Agreement, dated March 7, 1988, between Northwest
               Financial Corporation and International Environmental
               Corporation*

   10.33       First Amendment, dated August 17, 1995, to Lease
               Agreement dated March 7, 1988, between Prime Financial
               Corporation and International Environmental Corporation*

   10.34       Assignment, dated August 17, 1995, between Northwest
               Financial Corporation and Prime Financial Corporation*

   10.35 Loan and Security Agreement, dated March 14, 1995, between International Environmental Corporation and
               MetLife Capital Corporation*

   10.36       Lease Agreement, dated April 3, 1996, between Amplicon
               Financial and International Environmental Corporation*

                               II-5

Exhibit No.                   Description
___________                   ___________

   10.37       Equipment Purchase and Security Agreement, dated
               February 1, 1994, between U. S. Amada Ltd. and Climate
               Master, Inc.  Climate Master has entered into three other
               Equipment Purchase and Security Agreements which are substantially identical in all material respects except the principal amount is $380,000, $88,000, and $330,000, respectively. Copies of each of the foregoing will be provided to the Commission upon request.*

   10.38       Facility Letter, dated August 20, 1997, between Bank of
               New Zealand, Australia, and Total Energy Systems Limited*

   10.39 Variation Letter, dated February 10, 1998, between Bank of New Zealand, Australia, and Total Energy Systems
              Limited*

   10.40      Debenture Charge, dated March 7, 1995, between Total
              Energy Systems Limited and Bank of New Zealand.  T.E.S.
              Mining Services Pty. Ltd. and Total Energy Systems (NZ)
              Limited are each parties to substantially identical
              Debentures, copies of which will be provided to the Commission upon request.*

   10.41      Master Commercial Hire and Purchase Agreement (New South
              Wales), dated November 14, 1994, between G.E. Capital
              Australia Limited and Total Energy Systems Limited*

   10.42      Master Commercial Hire Purchase Agreement (Western
              Australia), dated November 14, 1994, between G.E. Capital
              Australia Limited and Total Energy Systems Limited*

   10.43 Master Commercial Hire Purchase Agreement (Queensland), dated November 14, 1994, between G.E. Capital Australia
              Limited and Total Energy Systems Limited*

   10.44 Anhydrous Ammonia Sales Agreement, dated May 28, 1997, to be effective January 1, 1997, between Koch Nitrogen
              Company and El Dorado Chemical Company is incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997. CERTAIN
              INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT
              IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED
              SEPTEMBER 25, 1997, GRANTING A REQUEST FOR CONFIDENTIAL
              TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE
              SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.*

   10.45      Baytown Nitric Acid Project and Supply Agreement dated
              June 27, 1997, by and among El Dorado Nitrogen Company,
              El Dorado Chemical Company and Bayer Corporation is incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997.
              CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED
              AS IT IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED
              SEPTEMBER 25, 1997, GRANTING A REQUEST FOR CONFIDENTIAL
              TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE
              SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.*

   10.46      Services Agreement, dated June 27, 1997, between Bayer
              Corporation and El Dorado Nitrogen Company is incorporated by reference from Exhibit 10.3 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997.
              CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED
              AS IT IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED
              SEPTEMBER 25, 1997, GRANTING A REQUEST FOR CONFIDENTIAL
              TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE
              SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.*

   10.47      Ground Lease dated June 27, 1997, between Bayer
              Corporation and El Dorado Nitrogen Company is incorporated by reference from Exhibit 10.4 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997.*

                               II-6

Exhibit No.                    Description
___________                    ___________

   10.48 Participation Agreement, dated as of June 27, 1997, among El Dorado Nitrogen Company, Boatmen's Trust
              Company of Texas as Owner Trustee, Security Pacific
              Leasing Corporation, as Owner Participant and a
              Construction Lender, Wilmington Trust Company,
              Bayerische Landesbank, New York Branch, as a
              Construction Lender and the Note Purchaser, and Bank of America National Trust and Savings Association, as
              Construction Loan Agent is incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997. CERTAIN INFORMATION WITHIN
              THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF
              COMMISSION ORDER CF #5551, DATED SEPTEMBER 25, 1997,
              GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER
              THE FREEDOM OF INFORMATION ACT AND THE SECURITIES
              EXCHANGE ACT OF 1934, AS AMENDED.*

   10.49      Lease Agreement, dated as of June 27, 1997, between
              Boatmen's Trust Company of Texas as Owner Trustee and El
              Dorado Nitrogen Company is incorporated by reference from
              Exhibit 10.6 to the Quarterly Report on Form 10-Q of LSB
              Industries, Inc., the parent of the Company, as filed on August 19, 1997.*

   10.50      Security Agreement and Collateral Assignment of
              Construction Documents, dated as of June 27, 1997, made by El Dorado Nitrogen Company is incorporated by reference from Exhibit 10.7 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997.*

   10.51      Security Agreement and Collateral Assignment of Facility
              Documents, dated as of June 27, 1997, made by El Dorado
              Nitrogen Company and consented to by Bayer Corporation is incorporated by reference from Exhibit 10.8 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997.*

   10.52 Union Contracts, dated August 5, 1995, by and between EDC and the Oil, Chemical and Atomic Workers, the International Association of Machinists and Aerospace
              Workers, and the United Steel Workers of America, dated
              November 1, 1995, is incorporated by reference from
              Exhibit 10.7 to LSB Industries, Inc.'s Form 10-K for the fiscal year ended December 31, 1995.*

   10.53      First Amendment to Amended and Restated Loan and Security
              Agreement, dated March 12, 1998, between BankAmerica
              Business Credit, Inc. and Climate Master, Inc.,
              International Environmental Corporation, El Dorado
              Chemical Company and Slurry Explosive Corporation.*

   10.54      Amendment to Loan and Security Agreement, dated March 16,
              1998, between The CIT Group/Equipment Financing, Inc. and
              DSN Corporation.*

   10.55      Waiver Letter, dated March 16, 1998, from BankAmerica
              Business Credit, Inc.*

   12.1       Ratio of Earnings to Fixed Charges*

   21.1       Subsidiaries of ClimaChem, Inc.*

   23.1       Consent of Ernst & Young LLP**

   23.2       Consent of Conner & Winters, A Professional Corporation
              (included in Exhibit 5.1)**

   23.3       Consent of Gilbert, Segall & Young, LLP (included in
              Exhibit 5.2)**

   23.4       Consent of Corrs Chambers Westgarth (included in Exhibit
              5.3)**

   23.5       Consent of McLean & Kerr (included in Exhibit 5.4)**

   23.6       Consent of Clyde & Co. (included in Exhibit 5.5)**

   23.7       Consent of Bell Gully Buddle Weir (included in Exhibit
              5.6)**

                              II-7

Exhibit No.                   Description
___________                   ___________

   24.1 Powers of Attorney (included in signature pages to the original Registration Statement as previously filed)*

   25.1       Statement of Eligibility of Trustee on Form T-1*

   27.1       Financial Data Schedule*

   99.1       Form of Letter of Transmittal*

   99.2       Form of Notice of Guaranteed Delivery*

   99.3       Form of Tender Instruction*

   99.4 Exchange Agent Agreement, dated February ___, 1998, between Bank One, NA, as Exchange Agent, and each of the Registrants*

*  Previously filed.
**Filed herewith.

     (b) Financial Statement Schedule

           Report of Independent Auditors
           Schedule II - Valuation of Qualifying Allowances

     The Company has omitted all other schedules because the conditions requiring their filing do not exist or because the required information appears in the Company's Consolidated
Financial Statements, including the notes thereto.

                           UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business date of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrants hereby undertake to:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) For the purpose of determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) Remove from registration by means of a post-effective registration statement any of the securities that remain unsold at the termination of the offering.

                REPORT OF INDEPENDENT AUDITORS






The Board of Directors and Stockholders
ClimaChem, Inc.

     We have audited the consolidated balance sheets of ClimaChem, Inc. as of December 31, 1996, and 1997, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended
December 31, 1997, and have issued our report thereon dated March 16, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                         /s/ Ernst & Young

                                        Ernst & Young LLP

Oklahoma City, Oklahoma
March 16, 1998

                         ClimaChem, Inc.

         Schedule II - Valuation and Qualifying Accounts

           Years ended December 31, 1997, 1996 and 1995

                      (Dollars in Thousands)



                                          Additions   Deductions
                                         ___________ ____________
                            Balance at   Charged to   Write-offs/   Balance
                            Beginning    Costs and      Costs       at End
         Description         of Year     Expenses      Incurred     of Year
_____________________________________________________________________________
Accounts Receivable
allowance for doubtful
accounts(1)
     1997                  $ 1,296    $   521          $  339       $  1,478

     1996                  $ 1,424    $   280          $  408       $  1,296

     1995                  $ 1,433    $   756          $  765       $  1,424

Notes Receivable
allowance for doubtful
accounts(1):
  1997                     $ 1,515    $   175          $    --      $ 1,690

  1996                     $   500    $ 1,015          $    --      $ 1,515

  1995                     $   500    $    --          $    --      $   500

(1) Deducted in the balance sheet from the related assets to which the reserve applies

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   ClimaChem, Inc.

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen, President
                                      and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

    Signature             Capacity                    Date
    _________             ________                    ____

/s/ Jack E. Golsen
__________________  President, Chief Executive    April 10, 1998
Jack E. Golsen      Officer, Chairman of the
                    Board and Director
                    (Principal Executive Officer)

        *
__________________  Vice President, Vice          April 10, 1998
Barry H. Golsen     Chairman of the Board
                    and Director

        *
__________________  Vice President and Chief
Tony M. Shelby      Financial Officer and
                    Director                      April 10, 1998
                    (Principal Financial Officer)

        *
__________________  Vice President and Director   April 10, 1998
David R. Goss

        *
__________________  Vice President and Treasurer  April 10, 1998
Jim D. Jones        (Principal Accounting Officer)

        *
__________________  Director                      April 10, 1998
Raymond B. Ackerman

        *
__________________  Director                      April 10, 1998
Robert C. Brown

        *
__________________  Director                      April 10, 1998
Bernard G. Ille

        *
__________________  Director                      April 10, 1998
Horace G. Rhodes

        *
__________________  Director                      April 10, 1998
Jerome D. Shaffer


*By: /s/ Jack E. Golsen
    ___________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   APR Corporation

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:


      Signature              Capacity                   Date
      _________              ________                   ____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

         *
__________________  President; Director           April 10, 1998
Barry H. Golsen     (Principal Executive Officer)

         *
__________________  Vice President, Treasurer     April 10, 1998
David R. Goss       Secretary and Director
                    (Principal Accounting Officer)
         *
__________________  Vice President                April 10, 1998
Tony M. Shelby      (Principal Financial Officer)


*By: /s/ Jack E. Golsen
     ________________________
     Jack E. Golsen
     Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused Amendment No. 1 to the Registration
Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma
City, State of Oklahoma on April 10, 1998.

                                   CHP Corporation

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

     Signature             Capacity                 Date
     _________             ________                 _____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

         *
__________________  President and Director        April 10, 1998
Barry H. Golsen     (Principal Executive Officer)

         *
__________________  Vice President, Secretary     April 10, 1998
David R. Goss       and Director

        *
__________________  Vice President                April 10, 1998
Tony M. Shelby      (Principal Financial/
                    Accounting Officer)


*By: /s/ Jack E. Golsen
   _______________________
   Jack E. Golsen
   Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Climate Master, Inc.

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

      Signature               Capacity                  Date
      _________               ________                  ____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

       *
__________________  Chief Executive Officer,      April 10, 1998
Steven J. Golsen    Co-Chairman of the Board
                    and Director
                    (Principal Executive Officer)

       *
__________________  Executive Vice President and  April 10, 1998
Barry H. Golsen     Director

       *
__________________  Vice President, Secretary     April 10, 1998
David R. Goss       and Director

       *
__________________  Vice President and Treasurer  April 10, 1998
Tony M. Shelby      (Principal Financial/
                    Accounting Officer)

     *By: /s/ Jack E. Golsen
   _________________________
   Jack E. Golsen
   Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Climate Mate Inc.


                                   By: /s/ David R. Goss
                                     ____________________________
                                     David R. Goss, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

      Signature             Capacity                    Date
      _________             ________                    ____

/s/ David R. Goss
_________________   President, Treasurer          April 10, 1998
David R. Goss       and Director
                    (Principal Executive/
                    Financial/Accounting
                    Officer)

         *
__________________  Director                      April 10, 1998
Arlene Wolfe


*By: /s/ Jack E. Golsen
    _____________________
    Jack E. Golsen
    Attorney-in-fact

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   DSN Corporation

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

       Signature              Capacity                Date
       _________              ________                ____

/s/ Jack E. Golsen
__________________  President, Chairman of         April 10, 1998
Jack E. Golsen      the Board and Director
                    (Principal Executive Officer)
        *
________________  Vice President and Director      April 10, 1998
Barry H. Golsen

        *
__________________  Vice President, Treasurer      April 10, 1998
Tony M. Shelby      and Director
                    (Principal Financial/
                     Accounting Officer)
        *
__________________  Vice President, Secretary      April 10, 1998
David R. Goss       and Director


*By: /s/ Jack E. Golsen
       _________________________
       Jack E. Golsen
       Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   El Dorado Chemical Company

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

     Signature             Capacity                    Date
     _________             ________                    ____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

        *
__________________  President, Treasurer and      April 10, 1998
James L. Wewers     Director
                    (Principal Executive/
                    Financial/Accounting Officer)
        *
__________________  Senior Vice President and     April 10, 1998
Phil Gough          Director

        *
__________________  Senior Vice President and     April 10, 1998
Dick Milliken       Director

        *
__________________  Senior Vice President and     April 10, 1998
Paul Rydlund        Director

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   The Environmental Group, Inc.

                                   By:   /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

       Signature             Capacity                    Date
       _________             ________                    ____

/s/ Jack E. Golsen
__________________  Chairman of the Board and     April 10, 1998
Jack E. Golsen      Director

     *
__________________  President and Director        April 10, 1998
Barry H. Golsen     (Principal Executive Officer)

     *
__________________  Executive Vice President      April 10, 1998
Steven J. Golsen    and Director

     *
__________________  Secretary, Treasurer and      April 10, 1998
David R. Goss       Director
                   (Principal Financial Officer)

     *
__________________  Controller                    April 10, 1998
Jerry Snellen       (Principal Accounting Officer)

*By: /s/ Jack E. Golsen
    _____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   The Environmental Group
                                   International Limited

                                   By: /s/ Barry H. Golsen
                                      ___________________________
                                      Barry H. Golsen, Director

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

      Signature             Capacity                    Date
      _________             ________                    ____

/s/Barry H. Golsen
___________________  Director                      April 10, 1998
Barry H. Golsen     (Principal Executive Officer)

        *
__________________  Assistant Secretary and       April 10, 1998
Cathy Horton        Director

        *
__________________  Director                      April 10, 1998
David R. Goss       (Principal Financial/
                    Accounting Officer)

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   International Environmental
                                   Corporation

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

    Signature              Capacity                   Date
    _________              ________                   ____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

         *
__________________  Chief Executive Officer,      April 10, 1998
Barry H. Golsen     Co-Chairman of the Board
                    and Director
                    (Principal Executive Officer)

         *
__________________  Vice President, Secretary,    April 10, 1998
David R. Goss       Treasurer and Director

         *
__________________  Vice President                April 10, 1998
Tony M. Shelby      (Principal Financial/
                    Accounting Officer)

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Koax Corp.

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

     Signature              Capacity                   Date
     _________              ________                   _____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

        *
__________________  President and Director        April 10, 1998
Barry H. Golsen     (Principal Executive Officer)

        *
__________________  Vice President and Director   April 10, 1998
David R. Goss

        *
__________________  Vice President                April 10, 1998
Tony M. Shelby      (Principal Financial/
                    Accounting Officer)

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   LSB Chemical Corp.

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

      Signature              Capacity                   Date
      _________              ________                   ____

/s/ Jack E. Golsen
__________________  Chief Executive Officer,      April 10, 1998
Jack E. Golsen      Chairman of the Board and
                    Director
                    (Principal Executive Officer)

      *
__________________  President and Director        April 10, 1998
James L. Wewers

      *
__________________  Vice President and Director   April 10, 1998
Barry H. Golsen

      *
__________________  Vice President, Secretary     April 10, 1998
Tony M. Shelby      and Director (Principal
                    Financial/Accounting Officer)

      *
__________________  Vice President, Treasurer     April 10, 1998
David R. Goss       and Director

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Northwest Financial Corporation

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen, President
                                      and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

      Signature              Capacity                   Date
      _________              ________                   ____

/s/ Jack E. Golsen
__________________  President, Chief Executive    April 10, 1998
Jack E. Golsen      Officer, Chairman of the
                    Board and Director
                    (Principal Executive Officer)
        *
__________________  Vice President, Treasurer,    April 10, 1998
Tony M. Shelby      Secretary and Director
                    (Principal Financial/
                    Accounting Officer)

        *
__________________  Vice President and Director   April 10, 1998
Barry H. Golsen

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Slurry Explosive Corporation

                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chief Executive Officer
                                      and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

     Signature              Capacity                   Date
     _________              _______                    ____

/s/ Jack E. Golsen
__________________  Chief Executive Officer,      April 10, 1998
Jack E. Golsen      Chairman of the Board and
                    Director
                    (Principal Executive Officer)
       *
__________________  President and Director        April 10, 1998
William Manion

       *
__________________  Vice President and Director   April 10, 1998
James L. Wewers

       *
__________________  Vice President, Treasurer,    April 10, 1998
Paul Keeling        Secretary and Director
                    (Principal Accounting Officer)
       *
__________________  Vice President and Director   April 10, 1998
Tony M. Shelby      (Principal Financial Officer)

       *
__________________  Vice President and Director   April 10, 1998
David R. Goss

*By: /s/ Jack E. Golsen
    ___________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   T.E.S. Mining Services Pty. Ltd.


                                   By: /s/ James L. Wewers
                                      ___________________________
                                      James L. Wewers, Director

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

      Signature              Capacity                   Date
      _________              ________                   ____

/s/ James L. Wewers
__________________  Director                      April 10, 1998
James L. Wewers     (Principal Executive Officer)

        *
__________________  Director                      April 10, 1998
Kevin J. Harman     (Principal Financial/
                    Accounting Officer)

        *
__________________  Director                      April 10, 1998
Paul Rydlund

        *
__________________  Director                      April 10, 1998
William R. Manion

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Total Energy Systems Limited

                                   By: /s/ James L. Wewers
                                      ___________________________
                                      James L. Wewers,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

       Signature              Capacity                   Date
       _________              ________                   ____

/s/ James L. Wewers
__________________  Vice President and            April 10, 1998
James L. Wewers     Chairman of the Board
                    (Principal Executive Officer)
        *
__________________  Managing Director             April 10, 1998
Kevin Harman        (Principal Financial/
                    Accounting Officer)

        *
__________________  Director                      April 10, 1998
Paul Rydlund

        *
__________________  Director                      April 10, 1998
William Manion

        *
__________________  Director                      April 10, 1998
Peter Geroff

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on April 10, 1998.

                                   Total Energy Systems (NZ)
                                   Limited

                                   By: /s/ James L. Wewers
                                      ___________________________
                                      James L. Wewers, Director

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

        Signature              Capacity                   Date
        _________              ________                   ____

/s/ James L. Wewers
___________________  Director                      April 10, 1998
James L. Wewers      (Principal Executive Officer)

        *
___________________  Director                      April 10, 1998
Kevin Harman         (Principal Financial/
                     Accounting Officer)

        *
__________________   Director                      April 10, 1998
Paul Rydlund

        *
__________________   Director                      April 10, 1998
William R. Manion

*By: /s/ Jack E. Golsen
    ____________________
    Jack E. Golsen
    Attorney-in-fact

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma
City, State of Oklahoma on April 10, 1998.

                                   Universal Tech Corporation


                                   By: /s/ Jack E. Golsen
                                      ___________________________
                                      Jack E. Golsen,
                                      Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dated indicated:

    Signature              Capacity                   Date
    _________              ________                   _____

/s/ Jack E. Golsen
__________________  Chairman of the Board         April 10, 1998
Jack E. Golsen      and Director

        *
__________________  President and Director        April 10, 1998
Oldrich Machacek    (Principal Executive Officer)

        *
__________________  Vice President and Director   April 10, 1998
James L. Wewers

        *
__________________  Vice President, Treasurer,    April 10, 1998
Tony M. Shelby      Secretary and Director
                    (Principal Financial/
                    Accounting Officer)
        *
__________________  Assistant Secretary and       April 10, 1998
David M. Shear      Director

*By: /s/ Jack E. Golsen
    ___________________
    Jack E. Golsen
    Attorney-in-fact

                          EXHIBIT INDEX
                          _____________



Exhibit No.             Description                    Page No.
__________              ___________                    ________
    1          Purchase Agreement, dated November 26,
               1997, between ClimaChem, Inc. and
               certain subsidiaries of ClimaChem, and
               Wasserstein Perella Securities, Inc.*

    3.1        Certificate of Incorporation of
               ClimaChem, Inc.*

    3.2        Bylaws of ClimaChem, Inc.*

    3.3        Certificate of Incorporation of APR
               Corporation*

    3.4        Bylaws of APR Corporation*

    3.5        Certificate of Incorporation of CHP
               Corporation*

    3.6        Bylaws of CHP Corporation*

    3.7        Articles of Incorporation of Climate
               Master, Inc.*

    3.8        Bylaws of Climate Master, Inc.*

    3.9        Certificate of Incorporation of Climate
               Mate Inc.*

    3.10       Bylaws of Climate Mate Inc.*

    3.11       Certificate of Incorporation of DSN
               Corporation*

    3.12       Bylaws of DSN Corporation*

    3.13       Certificate of Incorporation of El
               Dorado Chemical Company*

    3.14       Bylaws of El Dorado Chemical Company*

    3.15       Certificate of Incorporation of
               International Environmental
               Corporation*

    3.16       Bylaws of International Environmental
               Corporation*

    3.17       Certificate of Incorporation of KOAX
               Corp.*

    3.18       Bylaws of KOAX Corp.*

    3.19       Certificate of Incorporation of LSB
               Chemical Corp.*

    3.20       Bylaws of LSB Chemical Corp.*

    3.21       Certificate of Incorporation of
               Northwest Financial Corporation*

    3.22       Bylaws of Northwest Financial
               Corporation*

    3.23       Certificate of Incorporation of Slurry
               Explosive Corporation*

    3.24       Bylaws of Slurry Explosive Corporation*

    3.25       Certificate of Incorporation of The
               Environmental Group, Inc.*

    3.26       Bylaws of The Environmental Group, Inc.*

                               -1-

Exhibit No.                 Description                        Page No.
___________                 ___________                        ________

    3.27       Memorandum and Articles of Association
               of The Environmental Group International
               Ltd.*

    3.28 Certificate of Incorporation and Memorandum and Articles of Association of T.E.S.
               Mining Services Pty. Ltd.*

    3.29       Certificate of Incorporation and
               Constitution of Total Energy Systems
               (NZ) Limited*

    3.30       Memorandum of Association of Total Energy
               Systems Limited*

    3.31       Certificate of Incorporation of Universal
               Tech Corporation*

    3.32       Bylaws of Universal Tech Corporation*

    4.1 Indenture, dated as of November 26, 1997, by and among ClimaChem, Inc., the Subsidiary Guarantors and Bank One, NA, as trustee, is incorporated by reference from Exhibit 4.1 to LSB Industries,
               Inc.'s Form 8-K, dated November 26, 1997.*

    4.2        Registration Rights Agreement, dated as
               of November 26, 1997, by and among
               ClimaChem, Inc., the Guarantors, and the Initial Purchaser, is incorporated by reference from Exhibit 4.2 to LSB
               Industries, Inc.'s Form 8-K, dated
               November 26, 1997.*

    4.3        Form of 10 3/4% Senior Notes due 2007 and
               10-3/4% Series B Senior Notes due 2007
               (included in Exhibit 4.1 as Exhibit A)*

    5.1        Opinion of Conner & Winters, A Professional
               Corporation**

    5.2        Opinion of Gilbert, Segall & Young, LLP**

    5.3        Opinion of Corrs Chambers Westgarth**

    5.4        Opinion of McLean & Kerr**

    5.5        Opinion of Clyde & Co.**

    5.6        Opinion of Bell Gully Buddle Weir**

    8.1 Opinion of Conner & Winters with respect to certain tax matters (included in Exhibit 5.1)**

   10.1 Promissory Note, dated November 26, 1997, executed by LSB Industries, Inc. in favor of ClimaChem, Inc.*

   10.2        Amended and Restated Loan and Security
               Agreement, dated November 21, 1997, by and between BankAmerica Business Credit, Inc.
               and Climate Master, Inc., International
               Environmental Corporation, El Dorado
               Chemical Company, and Slurry Explosive
               Corporation.*

   10.3        Continuing Guaranty, dated November 21,
               1997, between ClimaChem, Inc. and
               BankAmerica Business Credit, Inc.*

   10.4        Services Agreement, dated November 21,
               1997, between LSB Industries, Inc. and
               ClimaChem, Inc.*


                              -2-
Exhibit No.                Description                         Page No.
__________                 ___________                         ________

   10.5        Management Agreement, dated November 21,
               1997, between LSB Industries, Inc. and
               ClimaChem, Inc.*

   10.6        Tax Sharing Agreement, dated November 21,
               1997, between LSB Industries, Inc. and
               ClimaChem, Inc.*

   10.7        Agreement for Purchase and Sale of
               Anhydrous Ammonia, dated as of January 1,
               1997, between El Dorado Chemical Company and Farmland Industries, Inc. is incor-porated by reference from Exhibit 10.10 to LSB Industries, Inc.'s Form 10-K for the fiscal year ended December 31, 1996.*

   10.8 Lease Agreement, dated November 12, 1987, between Climate Master, Inc. and West
               Point Company and amendments thereto is
               incorporated by reference from Exhibits
               10.32, 10.36, and 10.37 to LSB Industries,
               Inc.'s Form 10-K for the fiscal year ended
               December 31, 1988.*

   10.9        Severance Agreement, dated January 17,
               1989, between LSB Industries, Inc. and
               Jack E. Golsen, is incorporated by
               reference from Exhibit 10.48 to LSB
               Industries, Inc.'s Form 10-K for the
               fiscal year ended December 31, 1988.
               LSB Industries, Inc. also entered into
               identical agreements with Tony M. Shelby, David R. Goss, Barry H. Golsen, David M.
               Shear, and Jim D. Jones, and the Company will provide copies thereof to the Commission upon request.*

   10.10       Employment Agreement and Amendment to
               Severance Agreement, dated January 12,
               1989, between LSB Industries, Inc. and
               Jack E. Golsen, dated March 21, 1996, is incorporated by reference from Exhibit
               10.15 to LSB Industries, Inc.'s Form 10-K for the fiscal year ended December 31, 1995.*

   10.11       Processing Agreement, dated January 1,
               1994, between Monsanto Company and El
               Dorado Chemical Company is incorporated
               by reference from Exhibit 10.22 to LSB
               Industries, Inc.'s Form 10-K for the
               fiscal year ended December 31, 1994.*

   10.12 Loan and Security Agreement (DSN Plant), dated October 31, 1994, between DSN
               Corporation and The CIT Group/Equipment
               Financing, Inc. is incorporated by
               reference from Exhibit 10.1 to LSB
               Industries, Inc.'s Form 10-Q for the
               fiscal quarter ended September 30,
               1994.*

   10.13       First Amendment to Loan and Security
               Agreement (DSN Plant), dated June 1,
               1995, between DSN Corporation and The
               CIT Group/Equipment Financing, Inc.*

   10.14       Loan and Security Agreement (Mixed
               Acid Plant), dated April 5, 1995,
               between DSN Corporation and The CIT
               Group/Equipment Financing, Inc. is
               incorporated by reference from Exhibit
               10.25 to LSB Industries, Inc.'s Form
               10-K for the fiscal year ended
               December 31, 1994.*

   10.15       First Amendment to Loan and Security
               Agreement (Mixed Acid Plant), dated
               November 15, 1995, between DSN
               Corporation and The CIT Group/Equipment
               Financing, Inc.*


                              -3-
Exhibit No.                Description                        Page No.
___________                ___________                        ________

   10.16       Loan and Security Agreement (Rail Tank
               Cars), dated November 15, 1995, between
               DSN Corporation and The CIT Group/
               Equipment Financing, Inc.*

   10.17       First Amendment to Loan and Security
               Agreement (Rail Tank Cars), dated
               November 15, 1995, between DSN
               Corporation and the CIT Group/Equipment
               Financing, Inc.*

   10.18       Letter amendment, dated May 14, 1997,
               to Loan and Security Agreement between
               DSN Corporation and The CIT Group/
               Equipment Financing, Inc. is incor-
               porated by reference from Exhibit 10.1
               to LSB Industries, Inc.'s Form 10-Q for
               the fiscal quarter ended March 31, 1997.*

   10.19 Amendment to Loan and Security Agreement, dated November 21, 1997, between DSN
               Corporation and The CIT Group/Equipment
               Financing, Inc.*

   10.20       Guaranty Agreement, dated November 21,
               1997, executed by ClimaChem, Inc. in
               favor of The CIT Group/Equipment
               Financing, Inc.*

   10.21       Promissory Note, dated July 14, 1989,
               from Climate Master, Inc. to Oklahoma
               County Finance Authority*

   10.22 Extension of Maturity on Promissory Note, dated February 7, 1997, relating to the Promissory Note, dated July 14, 1989, from Climate Master, Inc. to Oklahoma
               County Finance Authority*

   10.23       Mortgage of Tenant's Interest in Lease,
               dated July 1, 1989, executed by Climate
               Master, Inc. in favor of the Oklahoma
               County Finance Authority*

   10.24       Project Loan Agreement, dated July 1,
               1989, between Climate Master, Inc.,
               and the Oklahoma County Finance
               Authority*

   10.25       Hire-Purchase Agreement, dated
               November 21, 1994, between Total
               Energy Systems Limited and Toyota
               Finance Australia Limited*

   10.26       Lease Agreement, dated October 25,
               1996, between Total Energy Systems
               Limited and Sanwa Australia Finance
               Limited.  Total Energy Systems Limited
               has entered into a second Lease
               Agreement which is substantially
               identical, copies of which will be
               provided to the Commission upon
               request.*

   10.27       Master Lease Agreement, dated October 10,
               1995, between Total Energy Systems (NZ)
               Limited and GE Capital (NZ) Limited*

   10.28       Master Lease Agreement, dated December 15,
               1994, between Total Energy Systems Limited and KE Financial Corporation Limited*

   10.29       Land Lease, dated March 1, 1995, between
               DSN Corporation and Koch Sulphur Products
               Company*

   10.30       Promissory Note, dated June 2, 1997,
               executed by International Environmental
               Corporation in favor of ORIX Credit
               Alliance, Inc.*

                            -4-

Exhibit No.               Description                         Page No.
___________               ___________                         _________

   10.31       Security Agreement-Mortgage on Goods and
               Chattels dated April 18, 1997, executed
               by International Environmental Corporation in favor of ORIX Credit Alliance, Inc.*

   10.32       Lease Agreement, dated March 7, 1988,
               between Northwest Financial Corporation
               and International Environmental
               Corporation*

   10.33       First Amendment, dated August 17, 1995,
               to Lease Agreement dated March 7, 1988,
               between Prime Financial Corporation and
               International Environmental Corporation*

   10.34       Assignment, dated August 17, 1995, between
               Northwest Financial Corporation and Prime Financial
               Corporation*

   10.35       Loan and Security Agreement, dated March 14,
               1995, between International Environmental
               Corporation and MetLife Capital
               Corporation*

   10.36       Lease Agreement, dated April 3, 1996,
               between Amplicon Financial and
               International Environmental Corporation*

   10.37 Equipment Purchase and Security Agreement, dated February 1, 1994, between U. S. Amada
               Ltd. and Climate Master, Inc.  Climate
               Master has entered into three other
               Equipment Purchase and Security Agreements which are substantially identical in all material respects except the principal amount is $380,000, $88,000, and
               $330,000, respectively.  Copies of each
               of the foregoing will be provided to the Commission upon request.*

   10.38       Facility Letter, dated August 20, 1997,
               between Bank of New Zealand, Australia,
               and Total Energy Systems Limited*

   10.39 Variation Letter, dated February 10, 1998, between Bank of New Zealand, Australia, and Total Energy Systems Limited*

   10.40       Debenture Charge, dated March 7, 1995,
               between Total Energy Systems Limited
               and Bank of New Zealand.  T.E.S. Mining
               Services Pty. Ltd. and Total Energy
               Systems (NZ) Limited are each parties
               to substantially identical Debentures,
               copies of which will be provided to the
               Commission upon request.*

   10.41       Master Commercial Hire and Purchase
               Agreement (New South Wales), dated
               November 14, 1994, between G.E. Capital
               Australia Limited and Total Energy Systems
               Limited*

   10.42       Master Commercial Hire Purchase Agreement
               (Western Australia), dated November 14,
               1994, between G.E. Capital Australia
               Limited and Total Energy Systems Limited*

   10.43       Master Commercial Hire Purchase Agreement
               (Queensland), dated November 14, 1994,
               between G.E. Capital Australia Limited
               and Total Energy Systems Limited*

                              -5-

Exhibit No.                Description                     Page No.
___________                ___________                     ________

   10.44       Anhydrous Ammonia Sales Agreement, dated
               May 28, 1997, to be effective January 1,
               1997, between Koch Nitrogen Company and
               El Dorado Chemical Company is incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q of LSB
               Industries, Inc., the parent of  the
               Company, as filed on August 19, 1997.
               CERTAIN INFORMATION WITHIN THIS EXHIBIT
               HAS BEEN OMITTED AS IT IS THE SUBJECT OF
               COMMISSION ORDER CF #5551, DATED
               SEPTEMBER 25, 1997, GRANTING A REQUEST
               FOR CONFIDENTIAL TREATMENT UNDER THE
               FREEDOM OF INFORMATION ACT AND THE
               SECURITIES EXCHANGE ACT OF 1934, AS
               AMENDED.*

   10.45       Baytown Nitric Acid Project and Supply
               Agreement dated June 27, 1997, by and
               among El Dorado Nitrogen Company,
               El Dorado Chemical Company and Bayer
               Corporation is incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997. CERTAIN INFORMATION
               WITHIN THIS EXHIBIT HAS BEEN OMITTED AS
               IT IS THE SUBJECT OF COMMISSION ORDER
               CF #5551, DATED SEPTEMBER 25, 1997,
               GRANTING A REQUEST FOR CONFIDENTIAL
               TREATMENT UNDER THE FREEDOM OF INFORMATION
               ACT AND THE SECURITIES EXCHANGE ACT OF
               1934, AS AMENDED.*

   10.46 Services Agreement, dated June 27, 1997, between Bayer Corporation and El Dorado
               Nitrogen Company is incorporated by
               reference from Exhibit 10.3 to the
               Quarterly Report on Form 10-Q of LSB
               Industries, Inc., the parent of  the
               Company, as filed on August 19, 1997.
               CERTAIN INFORMATION WITHIN THIS EXHIBIT
               HAS BEEN OMITTED AS IT IS THE SUBJECT
               OF COMMISSION ORDER CF #5551, DATED
               SEPTEMBER 25, 1997, GRANTING A REQUEST
               FOR CONFIDENTIAL TREATMENT UNDER THE
               FREEDOM OF INFORMATION ACT AND THE
               SECURITIES EXCHANGE ACT OF 1934, AS
               AMENDED.*

   10.47       Ground Lease dated June 27, 1997,
               between Bayer Corporation and El Dorado
               Nitrogen Company is incorporated by
               reference from Exhibit 10.4 to the
               Quarterly Report on Form 10-Q of LSB
               Industries, Inc., the parent of the
               Company, as filed on August 19, 1997.*



                              -6-

Exhibit No.                Description                         Page No.
___________                ___________                         ________

   10.48       Participation Agreement, dated as of
               June 27, 1997, among El Dorado Nitrogen
               Company, Boatmen's Trust Company of
               Texas as Owner Trustee, Security Pacific
               Leasing Corporation, as Owner Participant and a Construction Lender, Wilmington
               Trust Company, Bayerische Landesbank,
               New York Branch, as a Construction Lender and the Note Purchaser, and Bank of America National Trust and Savings
               Association, as Construction Loan Agent
               is incorporated by reference from Exhibit
               10.5 to the Quarterly Report on Form 10-Q of LSB Industries, Inc., the parent of the Company, as filed on August 19, 1997.
               CERTAIN INFORMATION WITHIN THIS EXHIBIT
               HAS BEEN OMITTED AS IT IS THE SUBJECT OF
               COMMISSION ORDER CF #5551, DATED SEPTEMBER 25,
               1997, GRANTING A REQUEST FOR CONFIDENTIAL
               TREATMENT UNDER THE FREEDOM OF INFORMATION
               ACT AND THE SECURITIES EXCHANGE ACT OF 1934,
               AS AMENDED.*

   10.49       Lease Agreement, dated as of June 27,
               1997, between Boatmen's Trust Company
               of Texas as Owner Trustee and El Dorado
               Nitrogen Company is incorporated by
               reference from Exhibit 10.6 to the
               Quarterly Report on Form 10-Q of LSB
               Industries, Inc., the parent of the
               Company, as filed on August 19, 1997.*

   10.50       Security Agreement and Collateral
               Assignment of Construction Documents,
               dated as of June 27, 1997, made by
               El Dorado Nitrogen Company is
               incorporated by reference from Exhibit
               10.7 to the Quarterly Report on
               Form 10-Q of LSB Industries, Inc., the
               parent of the Company, as filed on
               August 19, 1997.*

   10.51       Security Agreement and Collateral
               Assignment of Facility Documents, dated
               as of June 27, 1997, made by El Dorado
               Nitrogen Company and consented to by
               Bayer Corporation  is incorporated by
               reference from Exhibit 10.8 to the
               Quarterly Report on Form 10-Q of LSB
               Industries, Inc., the parent of the
               Company, as filed on August 19, 1997.*

   10.52       Union Contracts, dated August 5, 1995,
               by and between EDC and the Oil, Chemical and Atomic Workers, the International
               Association of Machinists and Aerospace
               Workers, and the United Steel Workers
               of America, dated November 1, 1995, is
               incorporated by reference from Exhibit
               10.7 to LSB Industries, Inc.'s Form
               10-K for the fiscal year ended
               December 31, 1995.*

   10.53       First Amendment to Amended and Restated
               Loan and Security Agreement, dated
               March 12, 1998, between BankAmerica
               Business Credit, Inc. and Climate Master,
               Inc., International Environmental
               Corporation, El Dorado Chemical Company
               and Slurry Explosive Corporation.*

   10.54 Amendment to Loan and Security Agreement, dated March 16, 1998, between The CIT
               Group/Equipment Financing, Inc. and DSN
               Corporation.*

   10.55       Waiver Letter, dated March 16, 1998,
               from BankAmerica Business Credit, Inc.*


                              -7-

Exhibit No.               Description                      Page No.
___________               ____________                     _________

   12.1        Ratio of Earnings to Fixed Charges*

   21.1        Subsidiaries of ClimaChem, Inc.*

   23.1        Consent of Ernst & Young LLP**

   23.2        Consent of Conner & Winters, A
               Professional Corporation (included
               in Exhibit 5.1)**

   23.3        Consent of Gilbert, Segall & Young,
               LLP (included in Exhibit 5.2)**

   23.4        Consent of Corrs Chambers Westgarth
               (included in Exhibit 5.3)**

   23.5        Consent of McLean & Kerr (included
               in Exhibit 5.4)**

   23.6        Consent of Clyde & Co. (included in
               Exhibit 5.5)**

   23.7        Consent of Bell Gully Buddle Weir
               (included in Exhibit 5.6)**

   24.1        Powers of Attorney (included in
               signature pages to the original
               Registration Statement as previously
               filed)*

   25.1        Statement of Eligibility of Trustee
               on Form T-1*

   27.1        Financial Data Schedule*

   99.1        Form of Letter of Transmittal*

   99.2        Form of Notice of Guaranteed Delivery*

   99.3        Form of Tender Instruction*

   99.4        Exchange Agent Agreement, dated
               February ___, 1998, between Bank One,
               NA, as Exchange Agent, and each of
               the Registrants*

*  Previously filed.
**Filed herewith.